                                                                     Exhibit 3.1

                        AMENDED ARTICLES OF ORGANIZATION
                            LIMITED LIABILTY COMPANY
                               Submit in Duplicate

                         Scott Moore, Secretary of State
                     Room 1305 State Capital, P.O. Box 94608
                                Lincoln, NE 68509
                                 (402) 471-4079
                          http://www.nol.org/home/SOS/

Name of Limited Liability Company:  Husker Ag Processing, LLC

Please check the item or items that are being amended and provide the appropriate information as changed by the amendment:

___   Name of Limited Liability Company
                                        ----------------------------------------

___   Purpose of Limited Liability Company
                                          --------------------------------------
___   Period of duration is
                            ----------------------------------------------------

___   Change in stated capital
                               -------------------------------------------------
X
___   Change to any other statement in the articles of organization: The
Articles of Organization shall be amended to include the following and the original Article X shall be renumbered Article XIII accordingly:

                                    ARTICLE X
                    LIMITED LIABILITY OF MEMBERS AND MANAGERS

         The Members and Managers of the Company are not liable under judgment decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company.

                                   ARTICLE XI
                                 INDEMNIFICATION

         The Company shall also have the power to make any other indemnification authorized by any article of the Operating Agreement of the Company or a resolution adopted by the Members of the Company after notice.

                                   ARTICLE XII
                                INTERNAL AFFAIRS

         The regulation of the internal affairs of the Company are set forth in the Operating Agreement of the Company and shall govern the operation of the business and the members accordingly.

This change to the Articles of Organization was made pursuant to an affirmative of vote of the majority in interest of the Members or in such manner as specifically provided in the Articles of Organization.

DATED: October 30, 2000

  /s/ Gary Kuester                                   Gary Kuester
-------------------------------------- -----------------------------------------
Signature of Authorized Representative Printed Name of Authorized Representative

FILING FEE:       $15.00 plus $5.00 per additional page

Revised 2/11/99                                          Neb. Rev. Stat. 21-2628

                           ARTICLES OF ORGANIZATION
                                       OF
                            HUSKER AG PROCESSING, LLC



         Pursuant to the provisions of the Nebraska Limited Liability Company Act, we, the undersigned persons, do hereby adopt the following Articles of Organization for the purpose of forming a Nebraska Limited Liability Company.

                                    ARTICLE I
                                      NAME

         The name of the Limited Liability Company is to be Husker Ag Processing, LLC (Company).

                                   ARTICLE II
                                BUSINESS PURPOSE

         The Company is organized to perform any and all lawful acts pertaining to the management of any lawful business as well as to engage in and to do any lawful act concerning any and all lawful business for which a Limited Liability Company may be organized under the Nebraska Limited Liability Company Act and any amendments thereto.

         The Company shall primarily engage in the production of ethanol, feed products and germ, and starches. However, the Company shall not be limited to this scope.

                                   ARTICLE III
                           PRINCIPLE PLACE OF BUSINESS

         The Company's principal place of business is located at:

                                 R.R. 3, Box 53
                               Plainview, NE 68769

                                   ARTICLE IV
                                REGISTERED AGENT

         The Company shall continuously maintain an agent in the State of Nebraska for service of process who is an individual residing in said state. The name and address of the initial registered agent shall be:

                           Name:            Jack G. Frahm
                           Address:         R.R. 3, Box 53
                                            Plainview, NE  68769
                           Telephone:       (402) 582-4888



                                    ARTICLE V
                        CONTRIBUTIONS, CAPITAL, AND VALUE

         The total amount of cash contributed to the stated capital of the Company is $0.00. The Company has no capital or contributed cash.

         No Member shall be obligated to make any contribution to the Company except those specifically set forth in the Operating Agreement adopted by Members of the Company.

                                       2
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                                   ARTICLE VI
                                   MEMBERSHIP

         The Company shall accept the application of new members pursuant to the terms and conditions set forth in the Operating Agreement.

                                   ARTICLE VII
                                    DURATION

         The Company shall continue perpetually or until terminated as provided in the Operating Agreement.

                                  ARTICLE VIII
                                   MANAGEMENT

         The Company's business and affairs shall be managed by a Board of Directors. For purposes of the Act, the Board of Directors shall be deemed to be the board of managers of the Company, and each director shall be deemed to be a manager. The name and address of the initial Directors shall be as follows:


Gary Kuester                                Alex Thramer                        Jack G. Frahm
RR 1, Box 136                               PO Box 278                          RR 3, Box 53
Stanton, NE 68779                           Ewing, NE 68735                     Plainview, NE 68769
(402) 439-2668                              (402) 626-7238                      (402) 582-4888

Fred Kneivel                                Cory Furstenau                      Ryan Koinzan
RR 1, Box 196                               RR 2, Box 131                       411 K
Clearwater,  NE  68726                      Tilden, NE 68781                    Neligh, NE 68756
(402) 485-2313                              (402) 368-2198                      (402) 887-5287

Scott Carpenter                             Mike Kinney                         Kelly Hodson
1306 Chase Avenue                           RR 2, Box 131                       P.O. Box 40
Creighton, NE 68729                         Elgin, NE 68636                     Osmond, NE 68765
(402) 358-5652                              (402) 843-5535                      (402) 748-3975

         Each director shall serve until such time as specified by the Operating Agreement.




                                   ARTICLE IX
                                   DISSOLUTION

         This Company shall serve until such time as specified by the Operating Agreement.

                                    ARTICLE X
                                 INITIAL MEMBERS

         The names and street addresses of Members who shall constitute the initial Members of the Company are as follows:


Gary Kuester                                Alex Thramer                        Jack G. Frahm
RR 1, Box 136                               PO Box 278                          RR 3, Box 53
Stanton, NE 68779                           Ewing, NE 68735                     Plainview, NE 68769
(402) 439-2668                              (402) 626-7238                      (402) 582-4888

Fred Kneivel                                Cory Furstenau                      Ryan Koinzan
RR 1, Box 196                               RR 2, Box 131                       411 K
Clearwater,  NE  68726                      Tilden, NE 68781                    Neligh, NE 68756
(402) 485-2313                              (402) 368-2198                      (402) 887-5287

Scott Carpenter                             Mike Kinney                         Kelly Hodson
1306 Chase Avenue                           RR 2, Box 131                       P.O. Box 40
Creighton, NE 68729                         Elgin, NE 68636                     Osmond, NE 68765
(402) 358-5652                              (402) 843-5535                      (402) 748-3975


                                   ARTICLE XI
                                   SIGNATURES

         IN WITNESS THEREOF, the undersigned has executed these Articles of Organization as of this 24th day of August, 2000.

Jack G. Frahm        /s/  Jack G. Frahm
                 -------------------------------

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